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                                  EXHIBIT 99.2

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Merrill Lynch Depositor, Inc.

We have examined management's assertion that Merrill Lynch Depositor, Inc. (the "Company") has complied as of and for the year ended December 31, 2005, with its established minimum servicing standards described in the accompanying Management's Assertion on Compliance with PPLUS Minimum Servicing Standards with respect to PreferredPLUS Trust Series CZN-1, dated March 24, 2006. Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination. We did not examine The Bank of New York's compliance with those minimum servicing standards that it is responsible for as indicated for "the Bank" in the accompanying minimum servicing standards. The Bank of New York's compliance with those minimum servicing standards was examined by other accountants whose report has been furnished to us, and our opinion, insofar as it relates to The Bank of New York's compliance, is based solely on the report of such other accountants.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants as adopted by the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with its minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination and the report of other accountants provide a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with its minimum servicing standards.

In our opinion, based on our examination and the report of other accountants, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2005, is fairly stated, in all material respects, based on the criteria set forth in Appendix I.

/s/ Deloitte & Touche LLP

New York, New York
March 24, 2006



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             Management's Assertion on Compliance with PPLUS Minimum
                               Servicing Standards


March 24, 2006

As of and for the year ended December 31, 2005, Merrill Lynch Depositor, Inc. (the "Company") has complied, in all material respects, with the Company's established minimum servicing standards, as set forth in Appendix I, for servicing the securities in each of the Trust Series, as listed on Schedule A hereto, excluding those with respect to the Bank of New York as Trustee, Custodian, Paying Agent and Transfer Agent.



By: /s/ Stephan Kuppenheimer
    ------------------------


Stephan Kuppenheimer
President
Merrill Lynch Depositor, Inc.


                                 ***************
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                                   SCHEDULE A

Public STEERS(R) Series 1998 HLT-1 Trust
Public STEERS(R) Series 1998 TRV-C1 Trust
Public STEERS(R) Series 1999 REN-C1 Trust
PreferredPLUS Trust Series CCR-1
PreferredPLUS Trust Series BLS-1
PreferredPLUS Trust Series NAI-1
PreferredPLUS Trust Series FRD-1
PreferredPLUS Trust Series BLC-1
PreferredPLUS Trust Series LMG-1
PreferredPLUS Trust Series CZN-1
PreferredPLUS Trust Series QWS-1
PreferredPLUS Trust Series CTR-1
PreferredPLUS Trust Series LMG-2
PreferredPLUS Trust Series QWS-2
PreferredPLUS Trust Series ALL-1
PreferredPLUS Trust Series BLC-2
PreferredPLUS Trust Series ELP-1
PreferredPLUS Trust Series MSD-1
PreferredPLUS Trust Series VER-1
PreferredPLUS Trust Series UPC-1
PreferredPLUS Trust Series FAR-1
PreferredPLUS Trust Series GEC-1
PreferredPLUS Trust Series GRC-1
PPLUS Trust Series PMC-1
PPLUS Trust Series VAL-1
PPLUS Trust Series GSG-1
PPLUS Trust Series FMC-1
PPLUS Trust Series GSG-2
PPLUS Trust Series DCC-1
PPLUS Trust Series CSF-1
PPLUS Trust Series SPR-1
PPLUS Trust Series TWC-1
PPLUS Trust Series CMT-1
PPLUS Trust Series GSC-1
PPLUS Trust Series DCNA-1
PPLUS Trust Series GSC-2
PPLUS Trust Series JPM-1
PPLUS Trust Series LMG-3
PPLUS Trust Series GSC-3
INDEXPLUS Trust 2003-1

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                                   APPENDIX I


                   PPLUS Minimum Servicing Standards intended
                      for use in connection with the Annual
                           Accountants Report ("AAR")

Below is Merrill Lynch Depositor, Inc.'s ("the Depositor") together with Merrill Lynch High Grade Credit Management ("HGCM") and the Merrill Lynch Credit Derivative Integrated Support Solutions ("ISS"), minimum servicing standards for the PreferredPlus Program ("PPlus"). The Bank of New York ("the Bank") acts as Trustee, Custodian, Paying Agent, and Transfer Agent on behalf of the PPlus Program and has agreed to comply with these minimum servicing standards.


MERRILL LYNCH DEPOSITOR, INC.'S MINIMUM SERVICING STANDARDS


1. CUSTODIAL BANK ACCOUNT RECONCILIATIONS

   o  The Bank must reconcile all related custodial bank accounts.

   o The Bank will include the Distribution report as Exhibit 99.1 in the Form 8-Ks filed with the SEC.

2. VERIFICATION OF INCOMING TRUST COLLATERAL INTEREST PAYMENTS

   o The Bank must have a tickler system in place so that they will be expecting and monitoring the custodial bank account for receipt of the collateral coupon interest. Each of the tickler systems shall be updated on an on-going basis as each new trust series is created.

   o The Bank will ensure all interest payments are deposited into the custodial bank accounts and related bank clearing accounts on the day the Bank is in receipt of the funds.

   o The Bank must prove the arithmetic accuracy of the amount of interest received by the Trust from the underlying securities and ensure that the face amount, description, coupon rate, and maturity date of the securities held in the Trust agree to the PPM Supplement dated Date XX, 20XX.

3. TRUST DISBURSEMENTS

   o The Bank must prove the arithmetic accuracy of the amount of interest to be paid by the Trust to the Debt Unit holders by referring to the PPM Supplement dated Date XX, 20XX.

   o The Bank will make all disbursements via wire transfer to The Depository Trust Company ("DTC") on the scheduled trust distribution date as soon as the amount of interest received from the underlying collateral into the custodial bank account has been received and verified for accuracy.



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4. PARTIAL REDEMPTIONS

   o If there is a partial redemption of the trust certificates the Bank and the Depositor must ensure that the redemption proceeds received by the trust and distributed by the Bank are in accordance with the series supplement.

5. DEFAULTS

   o If the Bank has actual knowledge of an event of default on the underlying securities that did not cause the trust to liquidate, the Bank must distribute a formal notice of default to the Depositor, the certificateholders, the rating agencies and HGCM/ISS.

   o If the Bank has actual knowledge of an event of default on the underlying securities that did not cause the Trust to liquidate, the procedures for a vote or consent of the certificateholders as set forth in the Standard Terms and series Supplement must be complied with.

6. CALL WARRANT EXERCISES AND OPTIONAL EXCHANGES

   o If there is an exercise of call warrants or an optional exchange of trust certificates for underlying securities that did not cause the trust to liquidate, the Bank must give the Depositor and the affected certificateholders notice of any exercise of call warrants or optional exchange. Such notice must contain the amount of certificates to be purchased, the call price, and any other relevant information.

   o If there is an exercise of call warrants or an optional exchange of trust certificates for underlying securities that did not cause the trust to liquidate, the Bank must notify the rating agencies of the call exercise or optional exchange.

   o If there is an exercise of call warrants or an optional exchange of trust certificates for underlying securities that did not cause the trust to liquidate, the Bank must give notice of exercise or optional exchange to the Depositor and certificate registrar of any certificates that were called.

7. COMMUNICATIONS WITH CERTIFICATEHOLDERS

   o If there was any occasion for the exercise of voting rights or giving consents by the certificateholders, the Bank must provide notice to the certificateholders within 5 business days of the Trust's receipt of notice of the occasion and the Bank must vote or give consents as directed by certificateholders.